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                                                                    EXHIBIT 99.1

[MSX LOGO]


FOR IMMEDIATE RELEASE                               BRUCE WAGNER - MEDIA
DATE: DECEMBER 2, 2003                              MSX INTERNATIONAL
                                                    248-829-6254
                                                    BWAGNER@MSXI.COM

                                                    DAVID CRITTENDEN - FINANCIAL
                                                    MSX INTERNATIONAL
                                                    248-829-6031
                                                    DCRITTENDEN@MSXI.COM

MSX INTERNATIONAL, INC. NAMES ROBERT NETOLICKA AS CHIEF EXECUTIVE OFFICER IN JANUARY 2004.

SOUTHFIELD, MICH., DECEMBER 2, 2003 - MSX International, Inc. announced today that Robert Netolicka will become president and chief executive officer on January 1, 2004. Thomas T. Stallkamp, vice chairman and current chief executive officer, will become chairman of the board of directors. Erwin H. "Bill" Billig, the current chairman, will continue as a member of the board and special advisor to the company.

Robert Netolicka joined MSXI on June 1, 2003 as president and chief operating officer with responsibility for the company's worldwide operations. Prior to MSXI, he served 30 years with Johnson Controls in key leadership assignments in Asia Pacific, Europe and North America. Most recently, he had led their non-automotive service management business as president, Integrated Facilities Management.

"Robert has moved swiftly to realign our organization, reduce our cost infrastructure and broaden our growth potential beyond our traditional customer base. I have every confidence he will lead MSXI to greater success and prosperity in the years ahead," commented Tom Stallkamp. "In my new position, I will continue to assist the company with strategic issues and guidance in support of our customers."

Netolicka stated, "I greatly appreciate the support of our Board, and I am encouraged about MSXI's exciting prospects for growth. Our various business services offerings appeal to a wide variety of companies looking to reduce their costs and gain competitive advantage."

MSX International, headquartered in Southfield, Mich., is a global provider of technical business services. The company combines innovative people, standardized processes and today's technologies to deliver a collaborative, competitive advantage. MSX International has 7,000 employees in 25 countries. Visit their Web site at http://www.msxi.com.

                                       ###

This document contains statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties. Actual results may vary materially from those in the forward-looking statements as a result of any number of factors, many of which are beyond the control of management. These important factors are discussed in MSX International's filings with the Securities and Exchange Commission.




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